Exhibit 3.22
AMENDED AND RESTATED
BYLAWS
OF
BERNHARDT LABORATORIES, INC.
Adopted as of January 30, 2007

AMENDED AND RESTATED
BYLAWS
OF
BERNHARDT LABORATORIES, INC.,
TABLE OF CONTENTS

i

ii

AMENDEND AND RESTATED
BYLAWS
OF
BERNHARDT LABORATORIES, INC.
ARTICLE I
DEFINITIONS
     “Act” means the Florida Business Corporation Act, Chapter 607, Florida Statutes, as it may be amended, modified, supplemented or restated, and any succeeding legislation thereto, all as the same shall be in effect from time to time.
     “Articles” means the Corporation’s Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Florida, as they may be amended, modified, supplemented or restated from time to time.
     “Board” means the Corporation’s Board of Directors.
     “Bylaws” means these Amended and Restated Bylaws of Bernhardt Laboratories, Inc., as they may be amended, modified, supplemented or restated from time to time.
     “Corporation” means Bernhardt Laboratories, Inc., a Florida corporation.
     “Shareholders” means the holders of the Corporation’s capital stock.
ARTICLE II
OFFICES
     The Corporation shall have such offices, within or without the State of Florida, as the Board determines from time to time.
ARTICLE III
SHAREHOLDERS’ MEETINGS
3.1 Annual Meeting.
     An annual meeting of the Shareholders shall be held each fiscal year on such date, and at such time and place, as the Board determines. The annual meeting shall be held for the election of directors and the transaction of any other proper business. Anything in these Bylaws to the contrary notwithstanding, the failure to hold an annual meeting of the Shareholders in accordance with these Bylaws or the Act shall not affect the validity of any corporate action and shall not result in a forfeiture of or dissolution of the Corporation.
3.2 Special Meetings.
     Special meetings of the Shareholders shall be held (i) when directed by the President or the Board, or (ii) when requested in a writing signed by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting, which writing shall (A) describe the purpose(s) for which the special meeting is to be held, and (B) be dated and delivered to the Secretary A special meeting requested by the Shareholders shall be called for and held on a date not less than ten (10) nor more than sixty (60) days after the request for such special meeting is made. The notice of the special meeting shall be issued by the Secretary, unless another person is designated by the President, the Board or the Shareholders requesting the special meeting. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the special meeting.
3.3 Notices of Meetings.
     A written notice of each meeting of the Shareholders shall be delivered (which delivery shall be in person, by first-class mail, or by telegram, facsimile or other electronic transmission) to each Shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date set for the meeting, by or at the direction of the President, the Secretary, or the officer or other persons calling the meeting. The written notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called. If mailed, the notice shall be deemed to be delivered to a Shareholder when it is deposited in the United States mail, postage prepaid, addressed to the Shareholder at such Shareholder’s address as it appears on the Corporation’s stock transfer books.
3.4 Location of the Meetings.
     Each meeting of the Shareholders shall be held at the Corporation’s principal office or at such other place (which may be in or out of the State of Florida) designated in the notice of such meeting.
3.5 Adjourned Meetings.
     (a) Adjournment; Appropriate Business. Whether or not a quorum is present at a meeting, the holders of a majority of the shares represented at such meeting may adjourn such meeting to a date, time and place agreed to by such majority. Any business may be transacted at an adjourned meeting that might have been transacted at the original meeting.
     (b) Record Date; Notice. The Board shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting. If for any reason the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.3, to each Shareholder of record, as of the new record date, entitled to vote at such meeting If the Board does not fix a new record date for the adjourned meeting, the determination of Shareholders entitled to vote on the date of the original meeting shall apply to any adjournment thereof, and notice of the adjourned meeting is not necessary if the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
3.6 Waiver of Notice.
     Whenever any notice is required to be given to any Shareholder under these Bylaws, the Articles, or by law, a written waiver of notice, signed at any time by the person entitled to notice and filed in the minutes of the proceedings of the Shareholders, is equivalent to giving notice. Attendance by a Shareholder entitled to vote at a meeting constitutes a waiver of (i) notice of the meeting, except when the Shareholder attends a meeting for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened, and (ii) an objection to consideration of a particular matter at the meeting that is not within the purpose of the meeting unless the Shareholder objects to considering the matter when it is presented.

3.7 Record Date.
     (a) Board May Set. For the purpose of determining Shareholders entitled to notice of and to vote at any meeting of Shareholders or any adjournment thereof, or in order to make a determination of Shareholder for any other purpose, the Board may fix in advance a date as the record date for any determination of Shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. In no event may a record date fixed by the Board be a date preceding the date upon which the resolution fixing the record date is adopted.
     (b) Failure of Board to Set. If no record date is set by the Board, the record date shall be determined as follows:
          (i) for determining Shareholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation;
          (ii) for determining Shareholders entitled to take action without a meeting if no prior action is required by the Board pursuant to these Bylaws, the Articles or by law, the record date is the date the first signed written consent is delivered to the Corporation;
          (iii) for determining Shareholders entitled to take action without a meeting if prior action is required by the Board pursuant to these Bylaws, the Articles or by law, the record date is at the close of business on the day that the Board adopts a resolution taking such prior action; and
          (iv) for determining Shareholders entitled to notice of, and to vote at, an annual or special Shareholders meeting, the record date is as of the close of business on the day before the first notice is delivered to the Shareholders.
3.8 Record of Shareholders Having Voting Rights.
     (a) Preparation and Availability of List. The secretary or other authorized agent having charge of the stock transfer book shall prepare a complete alphabetical list of the names of the Shareholders entitled to notice of the meeting. The list shall be arranged by voting group and include each Shareholder’s address and the number, series, and class of shares held. The list shall be made available at least ten (10) days before and throughout each meeting of the Shareholders at the Corporation’s principal office, registered agent’s office, transfer agent’s office or at a place identified in the meeting notice in the city where the meeting shall be held. Any Shareholder, or Shareholder’s agent or attorney, upon written demand and at such Shareholder’s own expense, may inspect the list during regular business hours. The list shall be available at the meeting and any Shareholder, or Shareholder’s agent or attorney, is entitled to inspect the list at any time during the meeting or its adjournment.
     (b) Failure to Comply. If the requirements of this Section 3.8 are not substantially complied with, on the demand of any Shareholder in person or by proxy, the meeting shall be adjourned until the requirements of this Section 3.8 are met. If no demand for adjournment is made, failure to comply with the requirements of this Section 3.8 shall not affect the validity of any action taken at the meeting.
3.9 Quorum.
     A majority of the shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum at a meeting of Shareholders When a specified item of business is required to be voted on by a class or series of stock, a majority of the votes of such class or series entitled to be cast constitutes a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof unless a new record date is set for the adjourned meeting.
3.10 Voting.
     (a) Votes per Share; Use of Proxy; Written Ballot. Each outstanding share, regardless of class, shall have the voting rights provided by the Articles or by law on each matter submitted to a vote at a meeting of Shareholders. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or such Shareholder’s duly authorized attorney-in-fact The vote on any question or election before a meeting shall be by written ballot if prescribed by the presiding officer
     (b) Approval of Actions Other than Election of Directors. Unless otherwise provided in the Articles or required by law, action on a matter other than the election of directors is approved if a quorum is present and if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action.
     (c) Election of Directors. Unless otherwise provided in the Articles or required by law, if a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Each Shareholder entitled to vote at an election of directors may vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected and for whose election the Shareholder has a right to vote.
     (d) Shares Held by Corporations. Authorized but unissued shares, including those redeemed or otherwise reacquired by the Corporation, and shares of stock of the Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time. The chair of the board of directors, the president, any vice president, the secretary, and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent, or proxy to vote the shares.
     (e) Shares Held by Fiduciaries; Pledges. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by such fiduciary without a transfer of the shares into such fiduciary’s name. A trustee may vote shares standing in such trustee’s name, but no trustee may vote shares that are not transferred into such trustee’s name A receiver, trustee in bankruptcy, or assignee for the benefit of creditors may vote shares standing in such person’s name or held by or under such person’s control, without transferring the shares into such person’s name Unless the instrument creating the pledge provides otherwise, a Shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee or such pledgee’s nominee shall be entitled to vote the shares.
     (f) Shares Held by Two or More Persons. Unless the Secretary has been given written notice to the contrary and has been furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, shares held in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, may be voted by a majority of them present at the meeting (if only one (1) is present then that one (1) may exercise all the powers of the Shareholder), but if such persons present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.
3.11 Proxies.
     (a) Authorization to Use. Each Shareholder entitled to vote at a Shareholders’ meeting or to consent to corporate action without a Shareholders’ meeting, or such Shareholder’s attorney-in-fact, may authorize one (1) or more persons to act for such Shareholder in person or by proxy.
     (b) Effectiveness. An appointment of a proxy is effective when it is received by the Secretary or any other officer or agent authorized to tabulate votes at the meeting.
     (c) Written Requirement; Presumed Revocable. Every proxy must be in writing and signed by the Shareholder or such Shareholder’s attorney-in-fact. No proxy is valid after the expiration of eleven (11) months unless otherwise provided in the proxy. An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     (d) Method of Revocation. A revocable proxy may be revoked at or before any meeting by providing to the Secretary written notice of revocation or a written and signed proxy bearing a later date.
     (e) Proxy to Two or More Persons. If a proxy for the same shares confers authority upon two (2) or more persons and does not provide otherwise, the proxy may be voted by a majority of them present at the meeting (if only one (1) is present then that one (1) may exercise all the powers conferred by the proxy), but if such persons present at the meeting are divided equally as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.
3.12 Presiding Officer and Conduct of Meetings.
     (a) Call of Meeting; Appointment of Presiding Officer and Secretary. The Chair of the Board or, in the Chair’s absence, the President, shall call meetings of the Shareholders to order and act as presiding officer of the meeting. If the Chair of the Board and the President are not present at the meeting. the majority in voting interest of those present or represented at such meeting and entitled to vote thereat may choose the presiding officer of the meeting, The Secretary or an assistant Secretary shall act as secretary at all meetings of the Shareholders, but if neither the Secretary nor an assistant Secretary is present at the meeting, the presiding officer may appoint any other person to act as secretary.
     (b) Order of Business. The presiding officer of the meeting has broad discretion in determining the order of business, but such order of business may be changed by the vote of a majority in voting interest of those present or represented at such meeting and entitled to vote thereat.
     (c) Conduct of Meeting. The rules of parliamentary procedure need not be observed in the conduct of a Shareholders’ meeting; however, such meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.
3.13 Action by the Shareholders Without a Meeting.
     (a) Action by Consent Any action required or permitted to be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote if (i) one (1) or more written consents setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) such written consents are filed in the minutes of the proceedings of the Shareholders.
     (b) Revocation of Consent. A written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action by providing to the Corporation’s Secretary written notice of revocation.
3.14 Notice to Non-Consenting Shareholders.
     Within ten (10) days after the Shareholders authorize the taking of any action, the Corporation shall give notice to those Shareholders who did not vote in favor of such action, who have not consented in writing to such action, or who are not entitled to vote on such action. The notice shall fairly summarize the material features of the authorized action and, if the action be such that dissenters’ rights are provided under Chapter 607 of the Florida Statutes, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of that chapter regarding the rights of dissenting Shareholders.
3.15 Inspectors of Election.
     Inspectors of election may be appointed by the President or the Board to act at any meeting of Shareholders At any meeting of Shareholders at which inspectors are not so appointed, the Chair of the meeting may make such appointment. The inspectors of election, if any, shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. No inspector, whether appointed by the Board or by the officer or person acting as Chair, need be a Shareholder, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against such person’s election to any position with the Corporation or on any other question in which such person may be directly interested.
ARTICLE IV
DIRECTORS
4.1. Function.
     All corporate powers shall be exercised by or under the authority of the Board. The Corporation’s business and affairs shall be managed under the direction of the Board.
4.2 Qualification.
     Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of Florida or Shareholders.

4.3 Compensation.
     The Board has the authority to fix the compensation of directors. Nothing in these Bylaws precludes any director from serving the Corporation in any other capacity and receiving proper compensation for such service.
4.4 Number.
     The initial Board shall consist of [number of directors] director, whose name is set forth in the Written Consent of the Sole Incorporator in Lieu of an Organizational Meeting. The number of directors of the Corporation shall not be less than one (1) or more than five (5), the precise number to be fixed by resolution of the shareholders or of the Board from time to time.
4.5 Election and Term.
     (a) Initial Board. The initial directors shall be as set forth in the Articles or as appointed by the Corporation’s incorporator. Each person named in the Articles, or appointed by the incorporator, as a member of the initial Board shall hold office until the organizational action of the Board or the first annual meeting of Shareholders and until such person’s successor is elected and qualified or until such person’s earlier resignation, removal from office, or death.
     (b) Annual Election of Board. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect directors by plurality vote Each director so elected shall hold office until the next succeeding annual meeting and until such director’s successor has been elected and qualified or until such director’s earlier resignation, removal from office or death
     (c) Election of Chair of Board. The Board may elect a Chair, and if one is elected, the Chair shall preside at all meetings of the Shareholders and directors and shall have such other duties as may from time to time be prescribed by the Board
4.6 Removal, Resignation and Vacancies.
     (a) Removal. Any director, or the entire Board, may be removed, with or without cause, by action of the Shareholders. A director shall be removed if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. The notice of the meeting at which a vote is taken to remove a director shall state that the purpose or one (1) of the purposes of the meeting is the removal of a director or directors. In the event that the entire Board or any one (1) or more directors is removed, new directors may be elected at the same meeting.
     (b) Resignation. A director may resign at any time by delivering written notice to the Board or its Chair or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date
     (c) Method of Filling Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or by the Shareholders. A director elected to fill a vacancy shall hold office until such director’s successor has been elected and qualified or until such director’s earlier resignation, removal from office, or death.

4.7 Quorum and Voting.
     A majority of the number of directors prescribed by these Bylaws constitutes a quorum for the transaction of business If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is an act of the Board.
4.8 Executive and Other Committees.
     (a) Creation: Applicable Requirements. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in the resolution, has and may exercise all the authority of the Board, except as limited by the laws of the State of Florida. All requirements applying to the Board regarding meetings, notice, waiver of notice, quorum and voting apply to committees and their members as well.
     (b) Number of Members; Designation of Alternates. Each committee shall have two (2) or more members who serve at the pleasure of the Board. The Board, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
     (c) Director’s Duty Remains. Neither the creation of any committee, the delegation of authority to any committee, nor action by any committee shall alone constitute compliance by any director not a member of such committee with such director’s obligation to act in good faith, in a manner reasonably believed to be in the Corporation’s best interest, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.
4.9 Time of Annual, Regular and Special Meetings.
     An annual meeting of the Board shall be held immediately following the annual meeting of Shareholders each year, and regular meetings may be held at such times thereafter as the Board may fix. Special meetings may be held at such times as called by the Chair of the Board, the President or any two (2) directors.
4.10 Notice of Meetings.
     Annual and regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting, other than the resolution or resolutions fixing the schedule of such meetings. At least two (2)days before a special meeting, written notice of the time and place of such meeting of the Board shall be given to each director in person or by first-class mail, telegram, facsimile, or other electronic transmission. Notice of an adjourned meeting of the Board shall be given to directors who were not present at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.
4.11 Waives of Notice.
     Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

4.12 Presumption of Assent.
     A director of the Corporation who is present at a meeting of the Board or a committee of the Board when corporate action is taken is presumed to have assented to the action unless such director votes against it or expressly abstains from voting on the action taken, or, such director objects at the beginning of the meeting to the holding of the meeting or transacting specific business at the meeting.
4.13 Participation in Meeting by Conference Call.
     Members of the Board may participate in a meeting of the Board by conference telephone or similar means of communication through which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
4.14 Action Without a Meeting.
     Any action required or permitted to be taken at a Board’ meeting or a meeting of a committee of the Board may be taken without a meeting if (i) each of the directors, or each of the members of the committee, as the case may be, consents in writing to the action, (ii) the consent sets forth the action to be taken, and (iii) the consent is filed in the minutes of the proceedings of the Board or of the committee The consents may consist of one (1) or more writings and such written consents shall have the same effect as a unanimous meeting vote
4.15 Director Conflicts of Interest.
     No contract or other transaction between the Corporation and one (1) or more of its directors of any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because the votes of such director or directors are counted for such purpose, if:
     (a) The fact of such relationship or interest is disclosed or known to the Board or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors, all in the manner provided by law;
     (b) the fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, all in the manner provided by law; or
     (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the Shareholders.
4.16 Duties of Directors.
     A director shall perform the duties of director, including the duties as a member of any committee of the Board upon which such director serves, in good faith, in a manner reasonably believed to be in the Corporation’s best interest, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE V
OFFICERS
5.1 Officers.
     The Corporation’s officers shall consist of a President, a Secretary and a Treasurer, and may include one (1) or more Vice Presidents, one (1) or more assistant Secretaries, and one (1) or more assistant Treasurers. The officers shall be elected initially by the Board at the organizational meeting of Board and thereafter at the first meeting of the Board following the annual meeting of the Shareholders in each year The Board from time to time may elect or appoint other officers and assistant officers who shall have the authority and perform the duties prescribed by the Board. An elected or duly appointed President or Vice President may, in turn, appoint one (1) or more assistant Secretaries or assistant Treasurers, unless the Board disapproves or rejects the appointment. All officers shall hold office until their successors have been appointed and have qualified or until their earlier resignation, removal from office, or death One (1) person may simultaneously hold any two (2) or more offices.
5.2 Duties.
     The following officers of the Corporation shall have the following duties;
     (a) President. The President shall be the Corporation’s chief executive officer, shall have general and active management of the Corporation’s business and affairs, subject to the directions of the Board, and, in the absence of a Chair of the Board, shall preside at all meetings of the Shareholders and Board.
     (b) Vice President Each Vice President, if one (1) or more is elected, shall have such powers and perform such duties as may, from time to time, be prescribed by the Board or by the President. In the event of the absence or disability of the President, the Vice President or Vice Presidents shall succeed to the President’s power and duties in the order designated by the Board.
     (c) Secretary. The Secretary shall attend all meetings of the Shareholders and Board, record all proceedings of such meetings in the Corporation’s minute book, and authenticate the Corporation’s records. The Secretary shall (i) have custody of and maintain all of the Corporation’s corporate records (other than the financial records), and (ii) perform such other duties as may, from time to time, be prescribed by the Board or by the President.
     (d) Treasurer. The Treasurer shall (i) have custody of and be responsible for all of the Corporation’s funds and securities, (ii) keep full and accurate accounts of receipts and disbursements, (iii) receive and give receipts for monies due and payable to the Corporation, and deposit monies in the Corporation’s name in the depositaries designated by the Board, and (iv) perform all other duties as may, from time to time, be prescribed by the Board or the President. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in the sum and with the surety or sureties that the Board determines.
5.3 Removal, Resignation and Vacancies.
     (a) Removal. Any officer elected or appointed by the Board and any assistant officer appointed by another officer may be removed by the Board at any time with or without cause Any assistant officer, if appointed by the President or a Vice President, may likewise be removed by such officer with or without cause.

     (b) Resignation. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date
     (c) Method of Filling Vacancies. Any vacancy, however occurring, in any office may be filled by the Board
5.4 Compensation.
     The Board from time to time shall fix the salaries of the officers. The President has the authority to fix the salaries of ail of the Corporation’s employees other than officers elected or appointed by the Board.
ARTICLE VI
INDEMNIFICATION
6.1 General Indemnification.
     The Corporation shall indemnify each of its directors and officers and former directors and officers to the fullest extent permissible under applicable law Any such director or officer shall be entitled to indemnification by the Corporation in any action, suit or proceeding (including any appeal thereof) resulting from the fact that he or she is or was a director or officer of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Corporation’s best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The determination of whether, the applicable standard of conduct has been met shall be made: (i) by a majority vote of a quorum of the Shareholders who were not parties to the action, suit or proceeding, (ii) if a quorum of the Shareholders is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Shareholders (in which the Shareholders who are parties may participate) consisting solely of two (2) or more of the Shareholders not at the time parties to the proceeding, (iii) by the written opinion of independent legal counsel, selected by the Shareholders prescribed in clause (i) of this Section 6.1 or the committee prescribed in clause (ii) of this Section 6.1, or, if a quorum of the Shareholders cannot be obtained as provided in clause (i) of this Section 6.1 and a committee cannot be designated as provided in clause (ii) of this Section 6.1, selected by a majority vote of all of the Shareholders (in which the Shareholders who are parties may participate), or (iv) by the Shareholders by a majority vote of a quorum consisting of the Shareholders who were not parties to such proceeding, or, if no such quorum is obtainable, by a majority vote of the Shareholders who were not parties to such proceeding.
6.2 Additional Indemnification.
     In addition to any indemnification provided for in Section 6.1, the Corporation may make such other and further indemnification or advancement of expenses of any of its directors, officers, employees or agents as may be approved from time to time by the Shareholders.

ARTICLE VII
STOCK CERTIFICATES
7.1 Authorized Issuance.
     The Corporation may issue only the shares of stock authorized by its Articles. Shares may be issued only pursuant to a resolution adopted by the Board for consideration the Board deems adequate, which consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation
7.2 Evidence of Issuance.
     Every holder of shares in the Corporation is entitled to have a certificate representing all shares to which such Shareholder is entitled. No certificate shall be issued for any share until such share is fully paid.
7.3 Signatures.
     Certificates representing shares in the Corporation shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. The signatures of the President or such Vice President and the Secretary or such Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.
7.4 Transfer of Stock.
     Transfer of shares on the Corporation’s books may be authorized only by the Shareholder named in the certificate, the Shareholder’s legal representative or the Shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat as the absolute owner of shares of the Corporation, the person or persons in whose name shares are registered on the Corporation’s books.
7.5 Lost, Stolen or Destroyed Certificates.
     The Corporation may issue a new certificate in the place of any certificate previously issued if the Shareholder of record (i) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken, (ii) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by the purchaser for value in good faith and without notice of any adverse claim, (iii) agrees to indemnify the Corporation, the transfer agent and the registrar against any claim that may be made concerning the alleged loss, destruction or theft of the certificate, including, if requested by the Corporation, securing a bond in the form that the Corporation directs, and (d) satisfies any other reasonable requirements imposed by the Corporation.
7.6 Legend Required Unless Securities Registered.
     Unless the Corporation’s stock is registered under every applicable securities law, each certificate shall bear an appropriate legend restricting the transfer of the shares evidenced by the certificates.

7.7 Restrictive Legends.
     Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation shall furnish to any Shareholder, upon request and without charge, a full statement of the restriction. If the Corporation issues shares of different classes or different series within a class, then every certificate evidencing such shares shall bear a legend summarizing the designations, rights, preferences, and limitations applicable to each class or series, and the variations among series, or stating that the Corporation shall furnish to any Shareholder, upon request and without charge, a full statement of such designations, rights, preferences, and limitations.
ARTICLE VIII
BOOKS AND RECORDS
8.1 Books and Records.
     The Corporation shall maintain (i) minutes of the proceedings of the Shareholders, the Board and committees of directors, (ii) accurate accounting records, (iii) a record of its Shareholders, giving the names and addresses of all Shareholders alphabetically, and the number, class and series, if any, of the shares held by each, (iv) a copy of the Articles and Bylaws, (v) a copy of written communications to all of the Shareholders within the past three (3) years, including annual financial statements, (vi) a list of the names and business addresses of the Corporation’s current officers and directors, and (vii) a copy of the Corporation’s most recent annual report, as filed with the Secretary of State of the State of Florida
8.2 Shareholder’s Inspection Rights.
     Shareholders are entitled to the inspection of records as provided by the Act and any other applicable law.
8.3 Financial Information.
     Unless modified by resolution of the Shareholders within one hundred and twenty (120) days of the close of each fiscal year, the Corporation shall furnish the Shareholders with annual financial statements that include a balance sheet as of the end of the applicable fiscal year, an income statement for the applicable fiscal year, and a statement of cash flows for the applicable fiscal year. If the annual financial statements are reported upon by a public accountant, such accountant’s report must accompany them. If the annual financial statements are not reported upon by a public accountant, the annual financial statements must be accompanied by a statement of the President or the person responsible for the Corporation’s accounting records (i) stating such person’s reasonable belief that the annual financial statements were prepared on the basis of generally accepted accounting principles, or, if not, describing the basis of preparation, and (ii) describing any respects in which the annual financial statements were not prepared on a basis of accounting consistent with the annual financial statements prepared for the immediately preceding fiscal year.
8.4 Special Notices.
     (a) Indemnification. If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent other than by court order, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next Shareholders’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which notice shall include a statement specifying the persons and amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.
     (b) Shares Issued for Future Services. If the Corporation authorizes or issues shares for promises to render services in the future, the Corporation shall report in writing to the Shareholders, with or before the notice of the next Shareholders’ meeting, the number of shares authorized or issued and the consideration received or to be received by the Corporation
ARTICLE IX
DISTRIBUTIONS TO SHAREHOLDERS
     The Board from time to time may declare, and the Corporation may make, share dividends or other distributions to the Shareholders in the manner and upon the terms and conditions provided by law. For purposes of determining the Shareholders entitled to receive payment of any share dividend or other distribution, the Board may fix in advance a date as the record date, but in no event may such record date be a date preceding the date upon which the resolution fixing the record date is adopted. If no record date is set by the Board, the record date for determining Shareholders entitled to a share dividend or other distribution is the date the Board authorizes the share dividend or other distribution.
ARTICLE X
CORPORATE SEAL
     The Board may adopt a corporate seal that has the Corporation’s name inscribed thereon, and such seal may be a facsimile, engraved, printed or impression seal; provided, however, that in any event, the affixation of such seal shall not be required to authorize or validate any document entered into or adopted by the Corporation
ARTICLE XI
LOANS AND GUARANTEES
     Whenever in the judgment of the Board, a loan, guarantee or other assistance to or for the benefit of any director, officer or employee of the Corporation reasonably may be expected to benefit the Corporation, the Corporation may make such loan, guarantee or other assistance in such manner as the Board approves.
ARTICLE XII
SECURITIES OF OTHER CORPORATIONS
12.1 Voting Securities Held by the Corporation.
     Unless otherwise ordered by the Board, the President has full power and authority on behalf of the Corporation to (i) attend any meeting of security holders of other corporations in which the Corporation may hold securities and to vote such securities on behalf of the Corporation, (ii) execute any proxy for such meeting on behalf of the Corporation, and (iii) execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, the President possesses and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation possesses. The Board, from time to time, may grant such power and authority to one (1) or more other persons and may remove such power and authority from the President or any other person or persons.
12.2 Purchase and Sale of Securities.
     Unless otherwise ordered by the Board, the President has full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and he or she may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance The Board, from time to time, may confer similar powers upon other person or persons.
ARTICLE XIII
AMENDMENT
     These Bylaws may be amended or repealed and additional bylaws may be adopted, in writing, by either the Board or the Shareholders, but the Board may not amend or repeal any bylaw adopted by the Shareholders if the Shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board. Any amendment, repeal or addition shall be approved in writing and attached to these Bylaws.